
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         DEC-31-1996
<CASH>                                               269,071
<SECURITIES>                                         1,337,549
<RECEIVABLES>                                        52,930
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     226,339<F1>
<PP&E>                                               5,439,653
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       18,786,027<F2>
<CURRENT-LIABILITIES>                                426,667<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           13,170,751
<TOTAL-LIABILITY-AND-EQUITY>                         18,786,027<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     657,583<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,002,927<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   344,020
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,562,477)<F7>
<EPS-PRIMARY>                                        (58.78)
<EPS-DILUTED>                                        000

<F1>Included  in Current  Assets:  Tenant  security  deposits  $30,479 and Other current  assets  $195,860
<F2>Included  in Total Assets:  Investments  in Local Limited Partnerships
$11,057,851, Replacement reserves $79,919, Mortgagee escrow deposits  $73,455 and  Deferred  fees,  net  $249,260.
<F3>Included  in current liabilities:  Accounts  Payable to  Affiliates
$205,275,  Accounts  Payable and accrued  expenses  $130,289,  Current portion
of mortgage note payable  $23,464, Accrued   interest   payable   $38,170,
Security   deposits  payable  $29,469.
<F4>Included  in Total  Liabilities  and Equity:  Long-term debt  $5,094,350 and
Minority  interest in Local  Limited  Partnerships  $94,259.
<F5>Total  Revenue includes: Rental $556,082, Investment $78,351 and Other
     $23,150.
<F6>Included in Other  Expenses:  Asset  Management  fees $203,004,  General and Administrative $149,382, Property Management fees $28,285, Rental operations, exclusive of depreciation $284,605, Depreciation $217,952 and Amortization $119,699.
<F7>Net loss reflects:  Equity in losses of Local Limited Partnerships of
$2,876,320 and minority interest in loss of Local Limited Partnership $3,207.

